Exhibit 99.1

CODING TECHNOLOGIES AB

AUDITED FINANCIAL STATEMENTS

YEAR ENDED DECEMBER 31, 2006

INDEPENDENT AUDITORS’ REPORT

Shareholders of Coding Technologies AB

Coding Technologies AB

Stockholm, Sweden

We have audited the accompanying consolidated balance sheet of Coding Technologies AB as of December 31, 2006 and the related consolidated income statement and cash flow for the year then ended. These financial statements are the responsibility of the Company’s board of directors. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with auditing standards generally accepted in the United States of America and Sweden. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Coding Technologies AB at December 31, 2006 and the results of its operations and its cash flow for the year then ended in conformity with accounting principles generally accepted in Sweden.

Accounting principles generally accepted in Sweden (Swedish GAAP) vary in certain significant respects from accounting principles generally accepted in the United States of America (US GAAP). See note 11 for a discussion of material differences between Swedish GAAP and US GAAP.

/s/: BDO Nordic Stockholm AB

8 of May, 2007

CODING TECHNOLOGIES AB

Balance Sheet

(in thousands of SEK)

	Note	December 31, 2006
Intangible assets
License rights	5	16,977
Patents	5	13,168
Tangible assets
Machinery and equipment	6	3,555
Financial assets
Participation in association companies	7	200

Total fixed assets		33,900

Current receivables
Accounts receivables		28,517
Other receivables		2,023
Prepaid expenses and accrued income	8	2,284
Cash and bank deposits
Bank balances		97,649

Total current assets		130,473

Total assets		164,373

Restricted Equity
Share capital	10	171
Statutory reserve	10	106,218
Other restricted reserves	10	(295)

Non-restricted equity
Share premium reserve	10	597
Retained loss	10	(47,825)
Net profit for the year	10	21,701

Total equity		80,567

Long-term liabilities
Convertible loan		23,750
Warrant financing	9	29

Total long-term liabilities		23,779

Current liabilities
Accounts payable		13,297
Tax liabilities		697
Other current liabilities		831
Accrued expenses and deferred income	8	45,202

Total current liabilities		60,027

Total Equity and liabilities		164,373

See accompanying notes.

CODING TECHNOLOGIES AB

Income Statement

(in thousands of SEK)

	Note	December 31, 2006
Operating income
Net sales		102,015

Operating expenses
Cost of sales licenses		(7,194)
Other external expenses	1	(28,515)
Personnel costs	2	(37,705)

Depreciation, amortization and write downs of tangible and intangible assets	5,6	(3,891)

		(77,305)

Net operating profit		24,710

Income or loss from financial investments
Writedown of financial investments	7	(862)
Interest income and similar profit items	3	1,870
Interest cost and similar loss items	4	(3,464)

		(2,456)
Profit before tax		22,254

Tax on net profit for the year		(553)

Net profit for the year		21,701

See accompanying notes.

CODING TECHNOLOGIES AB

Statement of Cash Flow

(in thousands of SEK)

December 31, 2006
P&L generated cash flow
Profit before tax	22,254
Depreciation	3,891
Tax	(553)

25,592
Change in working capital
Current receivables	2,824
Current liabilities	10,632

13,456

Cash flow from operations	39,048

Investments
License rights	(836)
Patents	(4,807)
Machinery and equipment	(2,520)
Participations in association companies	862

(7,301)

Net cash flow	31,747

Financing
Translation difference	(584)
Share issue	598
Long term liabilities	23,750

23,764
Change in cash position	55,511

Opening cash balance	42,138
Closing cash balance	97,649

See accompanying notes.

MEMORANDUM ITEMS DEC.31 2006

(in thousands of SEK)	December 31, 2006
Pledged assets

Liens and collateral in shares and participations pledged for won debts and commitments	—

Liens and collateral in shares and participations pledged for won debts and commitments	693

Contingent liabilities

Pension commitments not reported among liabilities or provisions	—

General disclosures

Business

Coding Technologies AB (the Company) is a provider of audio compression technologies for the mobile, digital broadcasting and Internet markets worldwide. The Company licenses its SBR technology and SBR-enhanced codecs to product developers worldwide.

Basis of Presentation

The consolidated financial statements of Coding Technologies AB have been prepared following the standard accounting and book keeping laws and regulations of Sweden.

The consolidated financial statements were prepared using the acquisition method and include Coding Technologies AB and the companies in which Coding Technologies AB holds, directly or indirectly, more than 50 percent of equity or voting rights, collectively referred to as “the Group.”

The acquisition cost of shares in subsidiaries was eliminated against the acquisition of equity and acquired untaxed reserves, less deferred tax liability. Where the acquisition value of shares was greater than the subsidiary’s equity, including the equity component of untaxed reserves, the difference is reported as goodwill, which, regardless of the date of acquisition, was immediately amortized against restricted equity. Where the acquisition value of shares was less than the subsidiary’s equity, the difference is reported as bad will, which, regardless of the date of acquisition, was immediately recorded as restricted equity. According to this method, income in the group is earned subsequent to the date of acquisition.

In accordance with the recommendations of the Swedish Financial Accounting Standards Council concerning consolidated financial statements, untaxed reserves are divided on the consolidated balance sheet between deferred tax and proportion of equity. No appropriations are reported on the consolidated income statement. Tax expense related to such was computed at a tax rate of 28 percent and reported as a tax expense.

Transactions between group companies

The parent company’s purchases of services from subsidiaries amounts to SEK 59.5 million.

The parent company’s sales of services to subsidiaries amounts to zero SEK.

Valuation principles, etc.

Assets, provisions and liabilities were valued at acquisition value if not otherwise stated below. Immaterial rights are capitalized at acquisition value. Short-term investments have been reported at the lower of acquisition value and market value.

Depreciation, amortization and write-downs

The depreciation period for tangible assets is the whole year, regardless of when the asset was acquired during the financial year, but the depreciation period for intangible assets does not begin until the development work has been completed. Accordingly, the date that a patent is granted is regarded as the date of acquisition for patents. The intangible assets have a lifetime of 20 years and generate revenue during that period. Therefore, the depreciable life for patents is 20 years.

Annual scheduled depreciation/amortization rates on acquisition value are as follows:

Office equipment	20%
Computers	20%
Patents	5%
License rights	5%

Receivables

Receivables were individually assessed and reported in the amounts at which they are expected to be paid.

Receivables and liabilities in foreign currency

Receivables and liabilities in foreign currencies were translated at the closing day exchange rate in accordance with Recommendation 7 of the Swedish Accounting Standards Board. Exchange rate differences on current receivables and liabilities are included in net operating income or loss, while differences on financial receivables and liabilities are reported among financial items.

Notes to individual items

Note 1	Remuneration to independent auditors

Operating expenses include audit fees for in the amount of SEK 666 thousand, which were paid to the Company’s independent auditors and accounting firms as follows:

(in thousands of SEK)	Group 2006	Parent Company’s share 2006
Audit fees	328	47
Other fees to auditors	338	72

	666	119

Note 2	Average number of employees, sickness absence, wages, salaries and other remuneration and employer’s contributions for social insurance

Average number of employees

	2006
	Number of employees	Thereof Men
Average number of employees	47.2	90%

Sickness absence in the Parent Company

Distributed according to gender	Men	Women	Total
Sickness absence as % of reg. working hours	1.2%	1.6%	1.2%
Sickness absence lasting over 60 days	0	0	0

Distributed according to age	< 29 years	30-49 years	Total
Sickness absence as % of reg. working hours	1.4%	1.2%	1.2%

Wages, salaries, other remuneration and employer’s contributions for social insurance

(in thousands of SEK)	2006
	Wages, salaries and other remuneration	Employer’s contribution (thereof pension expense)
Total:	30,775	7,342
		(1,410)

Wages, salaries and other remuneration divided between directors et al and other employee

(in thousands of SEK)	2006
	Board of directors and President (thereof bonus and similar)	Other employees
Total:	1,725	29,050
	(204)

Corporate Management distributed according to gender

	2006
	Men	Women
Board members	100%	0%
Other top positions	100%	0%

Note 3	Interest income and similar profit items

(in thousands of SEK)	2006
Interest income, external	1,869
Exchange rate gains	—
Dividend	1

1,870

Note 4	Interest expense and similar loss items

(in thousands of SEK)	2006
Interest expense	30
Exchange rate loss	3,434

Dividend	3,464

Note 5	Intangible assets

License rights
(in thousands of SEK)	2006
Acquisition value at beginning of year	25,677
Purchases	860
Sales	(15)
Translation differences	9

Acquisition value at end of year	26,531

Amortization at beginning of year	(7,626)
Amortization for the year	(1,935)
Sales	12
Translation differences	(5)

Amortization at end of year	(9,554)

Closing balance, planned residual value	16,977

Patents
(in thousands of SEK)	2006
Acquisition value at beginning of year	10,150
Purchases	4,807
Sales	—

Acquisition value at end of year	14,957

Amortization at beginning of year	(1,040)
Amortization for the year	(749)

Amortization at end of year	(1,789)

Closing balance, planned residual value	13,168

Note 6	Tangible assets

Tangible assets
(in thousands of SEK)	2006
Acquisition value at beginning of year	6,116
Purchases	2,596
Sales/discards	(190)
Translation differences	(296)

Acquisition value at end of year	8,226

Depreciation at beginning of year	(3,816)
Depreciation for the year	(1,207)
Sales/discards	179
Translation differences	173

Depreciation at end of year	(4,671)

Closing balance, planned residual value	3,555

Note 7	Financial assets

Participations in group companies
(in thousands of SEK)	2006
Acquisition value at beginning of year	18,898
Acquisitions/divestitures	—

Acquisition value at end of year	18,898

Participations in associated companies
(in thousands of SEK)	2006
Acquisition value at beginning of year	1,062
Acquisitions/divestitures	(862)

Acquisition value at end of year	200

Specification of the Parent Company’s participations in Group companies
Company	Proportion of equity	Share of votes	Nominal value	Book value
			(in thousands of SEK)
Coding Technologies GmbH	100%	100%	16,390	18,695
Coding Technologies Sweden AB	100%	100%	100	102
Coding Technologies Inc	100%	100%	95	95

			16,585	18,892

Company	Corp. reg. no.	Equity	Net profit	Domicile
Coding Technologies GmbH		13,691	9,657	Nürnberg
Coding Technologies Sweden AB	556603-3105	73	(4)	Stockholm
Coding Technologies Inc		1,506	583	San Francisco

Specification of the Parent Company’s participations in associated companies
			(in thousands of SEK)
Company	Proportion of equity	Share of votes	Nominal value	Book value
Beijing Media Works Co., Ltd	49%	49%	905	200

Beijing Media Works Co., Ltd is a Joint Venture. The book value represents share capital, capitalized acquisition costs and write-down of investments.

Note 8	Accruals and prepaid items

Prepaid expenses and accrued income
(in thousands of SEK)	December 31, 2006
Rent	284
License income	827
Interest	794
Other	379

2,284

Accrued expenses and deferred income
(in thousands of SEK)	December 31, 2006
Vacation pay	1,093
Employer’s contributions for social insurance	293
Accrued royalty	3,026
Prepaid royalties	22,850
Other accrued liabilities	17,940

45,202

Note 9	Debt instruments with attached warrants

a)	A debt instrument with a nominal value of SEK 7,130 is current and accruing no interest, and matured on 31 August 2006. The Company had deviated from the preemptive rights of shareholders in order to offer employees and stakeholders an opportunity to own shares in the Company. The debt instrument carries a detachable warrant which conveys the right to subscribe for new shares not sooner than 1 January 2005 and not later than 15 December 2007 for 7,130 shares in the Company at a subscription price of SEK 640 per share. Of the program 6,130 warrants were outstanding 31 December 2006.

b)	A debt instrument with a nominal value of SEK 7,820 SEK is current and accruing no interest, and will mature as of October 1, 2008. The Company had deviated from the preemptive rights of shareholders in order to offer employees and stakeholders an opportunity to own shares in the Company. The debt instrument carries a detachable warrant which conveys the right to subscribe for new shares not sooner than 1 January, 2005 and not later than September 1, 2008 for 7,820 shares in the Company at a subscription price of SEK 1,500 per share. Of the program 7,745 warrants were outstanding 31 December 2006.

c)	A debt instrument with a nominal value of SEK 14,385 is current and accruing no interest, and will mature as of October 1, 2008. The Company had deviated from the preemptive rights of shareholders in order to offer employees and stakeholders an opportunity to own shares in the Company. The debt instrument carries a detachable warrant which conveys the right to subscribe for new shares not sooner than 1 January, 2005 and not later than September 1, 2008 for 14,385 shares in the Company at a subscription price of SEK 800 per share. Of the program 13,485 warrants were outstanding 31 December 2006.

d)	During 2004, the Company repaid a debt instrument with a nominal value of SEK 20.0 million issued to the Company’s shareholders. The debt instrument carried detachable warrants which convey the right to subscribe for new shares not sooner than 1 January, 2005 and not later than December 15, 2007 for 31,250 shares in the Company at a subscription price of SEK 640 per share. Of the program 31,250 warrants were outstanding 31 December 2006.

Note 10	Equity

Share capital was composed as follows as of December 31, 2006:

	Number of outstanding shares	Share capital, (in thousands of SEK)
Shares, par value SEK 1	170,575	171

All shares convey one (1) vote

Share capital	(in thousands of SEK)
Amount at beginning of year	169
Change during the year	2

Amount at end of year	171

Paid-in but not registered share capital	(in thousands of SEK)
Amount at beginning of year	1
Change during the year	(1)

Amount at end of year	—

Share premium reserve	(in thousands of SEK)
Amount at beginning of year	106,218
Transfer to statutory reserve	(106,218)
Share premium reserve of the year	597

Amount at end of year	597

Other restricted reserves	(in thousands of SEK)
Amount at beginning of year	(490)
Translation difference	195
Transfer from Share premium reserve	106,218

Amount at end of year	105,923

Retained loss	(in thousands of SEK)
Amount at beginning of year	(46,482)
Translation difference	(1,343)
Net profit for the financial year	21,701

Amount at end of year	(26,124)

The accumulated net loss was SEK 26.1 million. No transfer to restricted reserves was done.

Note 11	Summary of significant differences between Swedish GAAP and U.S. GAAP

The annual financial statements included herein of Coding Technologies AB were prepared in accordance with accounting principles generally accepted in Sweden (Swedish GAAP) which differ in certain significant respects from U.S. GAAP, as described below.

1. Intangible assets

In accordance with Swedish GAAP, the Company amortizes intangible assets based on their statutory useful lives, which is 20 years for patents or the contractual lives for license rights.

Under U.S. GAAP intangible assets are amortized of their expected useful lives, which can sometimes be different from the statutory useful lives.

2. Revenue recognition

In accordance with Swedish GAAP, the Company recognizes revenue when earned. In certain situations, revenue can be recognized upon receipt of payment, while in other situations, revenue is recognized ratably over the contract period. The requirements for recognizing revenue upfront or ratably can vary from the revenue recognition requirements under U.S. GAAP.

Under U.S. GAAP, revenue is recognized in accordance with Staff Accounting Bulletin No. 104, Revenue Recognition and Statement Of Position No. 97-2, Software Revenue Recognition which requires revenue only be recognized when the following criteria have been met: persuasive evidence of an arrangement exists, delivery has occurred or services have been rendered, the seller’s price to the buyer is fixed or determinable, and collectibility is probable. For certain arrangements that involve multiple deliverables revenue for each deliverable can be recognized individually if certain separation criteria are met. If elements cannot be separated, revenue must be bundled and recognized ratably over time.

Swedish GAAP also allows internal revenues to be recognized without netting it against costs, which gives a gross up effect on the balance sheet.

Under U.S. GAAP such intercompany revenue is eliminated by netting against intercompany costs.

3. Exchange differences

In accordance with Swedish GAAP, the Company recognizes exchange differences in the same way as in US GAAP with exception for translation differences which are not recognized as other comprehensive income but booked against equity.

Under U.S. GAAP, assets and liabilities are translated into the entities reporting currency at the prevailing rate of exchange at the balance sheet date and revenue, costs and expenses are translated at the average exchange rate during the period. Translation gains and losses are reflected as other comprehensive income on the balance sheet. Assets and liabilities held by foreign subsidiaries that are in currencies other than the foreign subsidiaries’ functional currency are remeasured at the prevailing rate of exchange at the balance sheet date. Gains and losses from remeasurement are included in the determination of net income.

4. Capitalization of development expenditures

Swedish GAAP requires expenditures during the development phase to be capitalized as intangible assets if it is probable, with a high degree of certainty, that they will result in future economic benefits for the Company.

Under U.S. GAAP all costs incurred to establish technological feasibility are charged to expense when incurred in accordance with Statement of Financial Accounting Standards No. 2, Accounting for Research and Development Costs. Software development costs incurred subsequent to establishing technological feasibility but prior to general release shall be capitalized.